Exhibit 99.1

FOR IMMEDIATE RELEASE

Stoneridge Reports First-Quarter 2020 Results

OPERATIONAL IMPROVEMENTS DRIVING SEQUENTIAL MARGIN IMPROVEMENT

IMPLEMENTED $7.5 – $8.5 MILLION IN 2020 COST REDUCTIONS IN RESPONSE TO COVID-19 PANDEMIC AND TO ALIGN RESOURCES FOR FUTURE, PROFITABLE GROWTH

2020 First-Quarter Results

·	Earnings per diluted share (“EPS”) of $0.13
·	Adjusted EPS of $0.20
·	Sales of $183.0 million
·	Gross profit of $45.4 million
·	Adjusted gross profit of $47.0 million (25.7% of sales), an improvement of 170 basis points vs. Q4 2019 (excluding divested product lines)
·	Operating income of $3.7 million
·	Adjusted operating income of $6.0 million (3.3% of sales)
·	Adjusted EBITDA of $16.1 million (8.8% of sales)
·	The Company estimated that the impact of COVID-19 on first quarter sales and adjusted operating income was $16.0 million and $4.7 million (210 basis points) respectively

2020 Outlook

·	On March 30, 2020 the Company announced the withdrawal of its 2020 guidance due to uncertainty surrounding the global environment as a result of COVID-19
·	Updated end-market forecasts implying weighted average end-markets to decline ~23% vs. previously provided guidance
·	Temporary and structural cost reductions are expected to generate approximately $7.5 – $8.5 million in savings (excluding separation costs) for the remainder of 2020 and reduce structural costs going-forward by $5 – $6 million annually
·	Incremental and decremental margins 2.5x – 3x EBITDA margins historically. Cost reduction actions expected to drive impact to low-end of the decremental range on reduced volume.
·	Balance sheet and liquidity expected to remain strong given availability under U.S. revolving credit facility and cash-on-hand

NOVI, Mich. – May 6, 2020 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the first quarter ended March 31, 2020, with sales of $183.0 million and earnings per diluted share (EPS) of $0.13. Adjusted EPS was $0.20 for the first quarter, considering normalizing adjustments primarily related to fair value adjustments and restructuring expenses. The exhibits attached hereto provide additional detail on the normalizing adjustments.

For the first quarter of 2020, Stoneridge reported gross profit of $45.4 million and adjusted gross profit of $47.0 million (25.7% of sales) which was an improvement of 170 basis points relative to the fourth quarter of 2019. Operating income was $3.7 million and adjusted operating income was $6.0 million (3.3% of sales). Adjusted EBITDA was $16.1 million (8.8% of sales).

The Company estimated that the impact of the global COVID-19 pandemic reduced sales by $16.0 million and operating income by $4.7 million (210 basis points) in the first quarter based on expected customer sales and operating performance prior to the global response to limit the spread of the virus.

Jon DeGaynor, president and chief executive officer, commented, “In the first quarter we drove improved adjusted gross margin as we significantly reduced our material and overhead costs leading to adjusted gross margin improvement of 170 basis points relative to the fourth quarter of last year. As a result of these actions and continued strong top-line performance, we were on track for a strong first quarter. Similar to other companies in our industry and around the world, we began experiencing the effects of the global COVID-19 pandemic first in China in the beginning of the quarter, followed by North America and Europe in late-March. To ensure the continued safety of our employees, meet the changing needs of our customers, as well as adhere to federal, state and local laws, we have been working to adjust our facilities and operations, which has included reduced schedules, reduced plant utilization and suspending production in some cases. We have taken several actions to temporarily reduce costs to drive 2020 financial performance and preserve cash, such as reducing our workforce related costs at the facilities impacted.”

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DeGaynor continued, “In addition to the temporary cost reduction measures taken, earlier this week we took more permanent actions and reduced our global salaried workforce by approximately five percent. We expect that these reductions will help right size our current cost structure, align our resources with forecasted market conditions and aid our pursuit of profitable growth. We will continue to invest the necessary capital and resources to ensure the successful launch of our strong backlog of new business and continue to build upon the technologies and platforms that will support future growth. Stoneridge remains well positioned to capitalize on the industry megatrends that will drive outperformance of our underlying markets going-forward.”

First Quarter in Review

Control Devices sales totaled $98.2 million, an increase of $4.7 million relative to the fourth quarter of 2019. The Company estimated that the impact of the global COVID-19 pandemic reduced Control Devices sales by $10.9 million in the first quarter. First quarter adjusted operating margin was 10.1%. The Company estimated that the impact of the pandemic reduced Control Devices operating income by $3.3 million (200 basis points) in the first quarter.

Electronics sales totaled $79.8 million, which was flat relative to the fourth quarter of 2019. The Company estimated that the impact of the global COVID-19 pandemic reduced Electronics sales by $4.5 million in the first quarter. First quarter adjusted operating margin was 3.6%, which was an increase of 260 basis points relative to the fourth quarter of 2019 driven primarily by reduced material and overhead costs. The Company estimated that the impact of the pandemic reduced Electronics operating income by $1.3 million (140 basis points) in the first quarter.

Stoneridge Brazil sales of $14.6 million decreased relative to the prior quarter due to lower demand in the aftermarket and mass retail product lines, due in part to seasonality and holiday demand, partially offset by growth in the OEM business. The ramp-up of a new OEM program that launched in late 2019 drove approximately 48% growth in the OEM business relative to the fourth quarter of 2019. Stoneridge Brazil adjusted operating margin increased by 50 basis points relative to the fourth quarter of 2019 despite the reduction in sales. The Company estimated that the pandemic negatively impacted Stoneridge Brazil sales by $0.2 million and operating income by $0.1 million (40 basis points) in the first quarter.

Cash and Debt Balances

At March 31, 2020, Stoneridge had cash and cash equivalents balances totaling $81.3 million. Total debt as of March 31, 2020 was $163.8 million. Total debt less cash and cash equivalents yielded a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 1.1x. The Company had approximately $239 million of undrawn commitments under the U.S. revolving credit facility as of March 31, 2020, which resulted in total undrawn commitments and cash balances of more than $320 million. However, it is possible that future borrowing capacity under the U.S. revolving credit facility may be limited as a result of financial performance due to the adverse impact of COVID-19 on the Company’s markets and general global demand.

The increase in cash and cash equivalents in the first quarter of 2020 relative to the fourth quarter of 2019 was primarily due to an increase in net borrowings under the credit facility to maintain a high level of liquidity due to the uncertain conditions surrounding COVID-19. Additionally, before the impact of the COVID-19 pandemic, the Company repurchased 242,634 shares in the first quarter for approximately $5.0 million. Finally, the Company is temporarily suspending the previously announced share repurchase authorization in response to uncertainty surrounding the duration and magnitude of the impact of the COVID-19 pandemic.

2020 Outlook

Bob Krakowiak, chief financial officer, commented, “On March 30, 2020 we announced the withdrawal of our 2020 guidance due to the uncertainty surrounding the global environment as a result of COVID-19. We will revisit guidance when we have the ability to more clearly define the expected impact of COVID-19 to Stoneridge. Based on current production forecasts we are expecting OEM weighted-average production levels to decline by approximately 23% in 2020 relative to the forecasts we were utilizing in our initial guidance, which implied midpoint revenue guidance of approximately $760 million for 2020. As we have discussed previously, we expect incremental and decremental contribution margins of approximately 2.5x – 3.0x our EBITDA margins on changes in volume. Due to the temporary and structural cost reduction actions we have taken, we expect the impact of reduced volumes to be on the low-end of that range. We continue to evaluate opportunities to preserve cash in the short-term and adjust our cost structure as necessary to align with current and expected market conditions. Our balance sheet remains strong and we believe that we are well positioned financially to withstand the downturn in expected production volumes.”

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Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2020 first-quarter results can be accessed at 9:00 a.m. Eastern Time on Thursday, May 7, 2020, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, off-highway, motorcycle and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business, and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

·	the reduced purchases, loss or bankruptcy of a major customer or supplier;
·	the costs and timing of business realignment, facility closures or similar actions;
·	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
·	competitive market conditions and resulting effects on sales and pricing;
·	the impact of changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;
·	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
·	customer acceptance of new products;
·	our ability to successfully launch/produce products for awarded business;
·	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
·	our ability to protect our intellectual property and successfully defend against assertions made against us;
·	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
·	labor disruptions at our facilities or at any of our significant customers or suppliers;
·	business disruption due to natural disasters or other disasters outside of our control, such as the global COVID-19 pandemic;
·	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
·	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
·	capital availability or costs, including changes in interest rates or market perceptions;
·	the failure to achieve the successful integration of any acquired company or business;
·	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
·	the items described in Part II Item 1A (“Risk Factors”) of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 and in Part I, Item IA (“Risk Factors”) of our 2019 10-K filed with the SEC..

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The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information
This press release contains information about the Company’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (”GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2020 and 2019 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted sales, adjusted gross profit and margin, adjusted operating income and margin, adjusted net income, adjusted earnings per share, adjusted EBITDA, net debt, adjusted income before tax and adjusted tax rate are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted sales, adjusted gross profit and margin, adjusted operating income and margin, adjusted net income, adjusted earnings per share, adjusted EBITDA, net debt, adjusted income before tax and adjusted tax rate should not be considered in isolation or as a substitute for sales, gross profit, operating income, net income, earnings per share, debt, income before tax or tax rate prepared in accordance with GAAP.

For more information, contact Matthew R. Horvath, Director Investor Relations and Corporate Development (Matthew.Horvath@Stoneridge.com)

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CONSOLIDATED STATEMENTS OF OPERATIONS

Three months ended March 31 (in thousands, except per share data)	2020	2019

Net sales	$182,966	$218,297
Costs and expenses:
Cost of goods sold	137,569	157,444
Selling, general and administrative	29,503	35,910
Design and development	12,235	13,244
Operating income	3,659	11,699
Interest expense, net	1,030	1,003
Equity in earnings of investee	(457)	(364)
Other income, net	(1,617)	(432)
Income before income taxes	4,703	11,492
Provision for income taxes	1,213	1,835
Net income	$3,490	$9,657

Earnings per share:
Basic	$0.13	$0.34
Diluted	$0.13	$0.33
Weighted-average shares outstanding:
Basic	27,232	28,529
Diluted	27,591	29,085

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CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in thousands)	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$81,305	$69,403
Accounts receivable, less reserves of $813 and $1,289, respectively	138,438	138,564
Inventories, net	95,777	93,449
Prepaid expenses and other current assets	33,739	29,850
Total current assets	349,259	331,266
Long-term assets:
Property, plant and equipment, net	116,149	122,483
Intangible assets, net	51,463	58,122
Goodwill	35,279	35,874
Operating lease right-of-use asset	20,316	22,027
Investments and other long-term assets, net	28,024	32,437
Total long-term assets	251,231	270,943
Total assets	$600,490	$602,209

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$2,516	$2,672
Accounts payable	79,222	80,701
Accrued expenses and other current liabilities	48,731	55,223
Total current liabilities	130,469	138,596
Long-term liabilities:
Revolving credit facility	161,000	126,000
Long-term debt, net	255	454
Deferred income taxes	11,335	12,530
Operating lease long-term liability	16,569	17,971
Other long-term liabilities	13,569	16,754
Total long-term liabilities	202,728	173,709
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 26,993 and 27,408 shares outstanding at March 31, 2020 and December 31, 2019, respectively, with no stated value	-	-
Additional paid-in capital	230,506	225,607
Common Shares held in treasury, 1,973 and 1,558 shares at March 31, 2020 and December 31, 2019, respectively, at cost	(60,999)	(50,773)
Retained earnings	210,032	206,542
Accumulated other comprehensive loss	(112,246)	(91,472)
Total shareholders' equity	267,293	289,904
Total liabilities and shareholders' equity	$600,490	$602,209

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CONSOLIDATED STATEMENTS OF CASH FLOWS

Three months ended March 31 (in thousands)	2020	2019

OPERATING ACTIVITIES:
Net income	$3,490	$9,657
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	6,650	5,697
Amortization, including accretion and write-off of deferred financing costs	1,429	1,613
Deferred income taxes	76	(2,979)
Earnings of equity method investee	(457)	(364)
Loss (gain) on sale of fixed assets	131	(1)
Share-based compensation expense	1,372	1,548
Excess tax deficiency (benefit) related to share-based compensation expense	17	(656)
Change in fair value of earn-out contingent consideration	(633)	469
Change in fair value of venture capital fund	39	(16)
Changes in operating assets and liabilities, net of effect of business combination:
Accounts receivable, net	(3,730)	(17,821)
Inventories, net	(5,838)	(13,655)
Prepaid expenses and other assets	(3,702)	(660)
Accounts payable	2,327	16,395
Accrued expenses and other liabilities	(7,733)	(4,836)
Net cash used for operating activities	(6,562)	(5,609)

INVESTING ACTIVITIES:
Capital expenditures, including intangibles	(7,140)	(8,684)
Proceeds from sale of fixed assets	8	1
Investment in venture capital fund	-	(400)
Net cash used for investing activities	(7,132)	(9,083)

FINANCING ACTIVITIES:
Revolving credit facility borrowings	71,500	-
Revolving credit facility payments	(36,500)	(5,000)
Proceeds from issuance of debt	1,958	34
Repayments of debt	(2,076)	(690)
Earn-out consideration cash payment	-	(3,394)
Other financing costs	(1)	(2)
Common Share repurchase program	(4,995)	-
Repurchase of Common Shares to satisfy employee tax withholding	(1,687)	(2,945)
Net cash provided by (used for) financing activities	28,199	(11,997)

Effect of exchange rate changes on cash and cash equivalents	(2,603)	(1,317)
Net change in cash and cash equivalents	12,378	(28,006)
Cash and cash equivalents at beginning of period	69,403	81,092

Cash and cash equivalents at end of period	$81,305	$53,086

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,150	$1,109
Cash paid for income taxes, net	$1,832	$3,327

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Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Q1 2020 Adjusted EPS

(USD in millions)	Q1 2020	Q1 2020 EPS
Net Income	$3.5	$0.13

Add: After-Tax Step-Up in Fair Value of Earn-Out (PST)	(0.6)	(0.02)
Add: After-Tax Restructuring Costs	1.7	0.06
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.1	0.00
Less: After-Tax Gain in Fair Value of Equity Investment	0.0	0.00
Add: After-Tax Impact of Valuation Allowance	0.3	0.01
Add: After-Tax Business Realignment Costs	0.5	0.02
Adjusted Net Income	$5.5	$0.20

Exhibit 2 – Adjusted Operating Income by Segment

Reconciliation of Control Devices Adjusted Operating Income

(USD in millions)	Q4 2019	Q1 2020
Control Devices Operating Income	$7.2	$7.3

Add: Pre-Tax Restructuring Costs	3.0	2.2
Add: Pre-Tax Business Realignment Costs	0.2	0.4
Control Devices Adjusted Operating Income	$10.4	$9.9

Reconciliation of Electronics Adjusted Operating Income

(USD in millions)	Q4 2019	Q1 2020
Electronics Operating Income	$0.8	$2.9

Add: Pre-Tax Restructuring Costs	0.2	0.0
Add: Pre-Tax Business Realignment Costs	0.1
Electronics Adjusted Operating Income	$1.0	$2.9

Reconciliation of Stoneridge Brazil Adjusted Operating Income

(USD in millions)	Q4 2019	Q1 2020
PST Operating Income	$(0.1)	$0.9

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.4	(0.6)
Add: Pre-Tax Business Realignment Costs		0.2
PST Adjusted Operating Income	$0.4	$0.4

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Exhibit 3 – Adjusted Operating Income

Reconciliation of Adjusted Operating Income

(USD in millions)	Q4 2019	Q1 2020
Operating Income	$1.1	$3.7

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.4	(0.6)
Less: Pre-Tax Change in Fair Value of Equity Investment	0.2	0.0
Add: Pre-Tax Restructuring Costs	3.4	2.2
Add: Pre-Tax Share-Based Comp Accelerated Vesting		0.1
Add: Pre-Tax Business Realignment Costs	0.3	0.6
Adjusted Operating Income	$5.5	$6.0

Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA

(USD in millions)	Q4 2019	Q1 2020
Income Before Tax	$(0.0)	$4.7
Interest expense, net	1.2	1.0
Depreciation and amortization	8.1	8.1
EBITDA	$9.3	$13.8
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.4	(0.6)
Less: Pre-Tax Gain in Fair Value of Equity Investment	0.2	0.0
Add: Pre-Tax Restructuring Costs	3.4	2.2
Add: Pre-Tax Business Realignment Costs	0.3	0.6
Add: Pre-Tax Share-Based Comp Accelerated Vesting		0.1
Adjusted EBITDA	$13.7	$16.1

Exhibit 5 – Adjusted Gross Profit

Reconciliation of Adjusted Gross Profit

(USD in millions)	Q4 2019	Q1 2020
Gross Profit	44.2	45.4

Add: Pre-Tax Restructuring Costs	1.5	1.5
Add: Pre-Tax Business Realignment Costs		0.1
Adjusted Gross Profit	45.6	47.0

Exhibit 6 – Adjusted Sales

Reconciliation of Adjusted Sales Excluding Disposed Non-Core Products

(USD in millions)	Q4 2019	Q1 2020
Adjusted Sales	$190.4	$183.0

Less: Pre-Tax Sale from Disposed Non-Core Products	(6.5)
Adjusted Sales Excluding Disposed Non-Core Products	$183.9	$183.0

Exhibit 7 – Control Devices Adjusted Sales

Reconciliation of Control Devices Adjusted Sales Excluding Disposed Non-Core Products

(USD in millions)	Q4 2019	Q1 2020
Adjusted Control Devices Sales	$100.0	$98.2

Less: Sales from Disposed Non-Core Products	(6.5)
Adjusted Control Devices Sales Excluding Disposed Non-Core Products	$93.5	$98.2

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Exhibit 8 – Adjusted Tax Rate

Reconciliation of Q1 2020 Adjusted Tax Rate

(USD in millions)	Q1 2020
Income Before Tax	$4.7

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	(0.6)
Less: Pre-Tax Change in Fair Value of Equity Investment	0.0
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.1
Add: Pre-Tax Restructuring Costs	2.2
Add: Pre-Tax Business Realignment Costs	0.6
Adjusted Income Before Tax	$7.0

Income Tax Provision	$1.2

Add: Tax Impact From Pre-Tax Adjustments	0.6
Add: After-Tax Impact of Valuation Allowance	(0.3)

Adjusted Income Tax Provision	$1.6

Adjusted Tax Rate	22.0%

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